Exhibit 4.2

CHEMOCENTRYX, INC.

AMENDED AND RESTATED

INVESTORS RIGHTS AGREEMENT

SEPTEMBER 8, 2011

AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

This Amended and Restated Investors Rights Agreement (the “Agreement”) is made as of the 8th day of September, 2011, by and among ChemoCentryx, Inc., a Delaware corporation (the “Company”), the individuals or entities identified on Schedule A attached hereto, each of which is herein referred to as an “Investor,” and Thomas J. Schall (the “Founder”).

This Agreement supersedes and replaces that certain Amended and Restated Investors Rights Agreement, dated August 26, 2008, by and among the Company and the other parties named therein (the “Prior Agreement”).

RECITALS

WHEREAS, one of the Investors, Techne Corporation, a Minnesota corporation (“Techne”), has agreed to enter into that certain Convertible Note Loan Agreement (the “Convertible Note Loan Agreement”), pursuant to which Techne will lend $10 million in principal amount to the Company and, pursuant to which agreement, (i) the outstanding principal amount of such loan, together with any accrued but unpaid interest thereon may convert, under certain circumstances, into shares of the Company’s capital stock (the “Note Conversion Securities”) and (ii) Techne will be entitled to receive warrants to purchase shares of the Company’s Common Stock (the “Warrant Shares”) in connection with the conversion of outstanding principal and accrued but unpaid interest under such agreement; and

WHEREAS, Techne’s agreement to enter into the Convertible Note Loan Agreement is conditioned upon the execution and delivery of this Agreement, and the parties to the Prior Agreement desire to amend and restate the Prior Agreement in its entirety.

AGREEMENT

The parties hereby agree as follows:

1.      Registration Rights.  The Company, the Investors and the Founder covenant and agree as follows:

1.1    Definitions.  For purposes of this Section 1:

(a)      The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document;

(b)      The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock, (iii) the shares of Common Stock issuable or issued upon conversion of the Series C Preferred Stock, (iv) the shares of Common Stock issuable or issued upon conversion of the Series D Preferred Stock, (v) the shares of Common Stock issuable or issued upon conversion of the

Series E Preferred Stock, (vi) the shares of Common Stock issued to the Founder (the “Founder’s Stock”); provided, however, that for the purposes of Section 1.2, 1.4 or 1.13 the Founder’s Stock shall not be deemed Registrable Securities and the Founder shall not be deemed a Holder, (vii) any Common Stock issued to Glaxo Limited Group by the Company in a private placement concurrent with the Company’s initial public offering pursuant to that Amendment to Series D Preferred Stock Subscription Agreement entered into by and between the Company and Glaxo Group Limited, a limited liability company organized under the laws of England and doing business as GlaxoSmithKline, dated as of November 8, 2007 (the “Series D Amendment”), (viii) the Note Conversion Securities and the Warrant Shares, (ix) any Common Stock issued to Techne by the Company in a private placement concurrent with the Company’s initial public offering pursuant to the Convertible Note Loan Agreement and (x) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

(c)      The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(d)      The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(e)      The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

(f)      The term “SEC” means the Securities and Exchange Commission; and

(g)      The term “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act that is either (i) at a public offering price of not less than $6.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate cash proceeds to the Company of $40,000,000 (net of underwriting discounts and commissions), or (ii) upon terms approved by a majority of the outstanding shares of the Company’s Preferred Stock.

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1.2      Request for Registration.  If the Company shall receive at any time after six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from either (A) the Holders of a majority of the Series A Preferred Stock (or the Common Stock issuable or issued upon conversion thereof) then outstanding, (B) the Holders of a majority of the Series B Preferred Stock (or the Common Stock issuable or issued upon conversion thereof) then outstanding, (C) the Holders of a majority of the Series C Preferred Stock (or the Common Stock issuable or issued upon conversion thereof) then outstanding, or (D) the Holders of a majority of the Series D Preferred Stock and Series E Preferred Stock (or the Common Stock issuable or issued upon conversion thereof) then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least thirty percent (30%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.3.

  (b)      If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that in no event shall (i) any securities held by a Holder (other than an Initiating Holder) be included in such underwriting if any Initiating Holder’s securities are excluded from the underwriting, or (ii) the number of shares of Registrable Securities to be included in such underwriting be reduced unless all other securities are first entirely excluded from the underwriting.

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(c)      Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d)      In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)      With respect to Holders of the Series A Preferred Stock (or the Common Stock issuable or issued upon conversion thereof), after the Company has effected one (1) registration pursuant to this Section 1.2 at the request of such Holders of Series A Preferred Stock and such registration has been declared or ordered effective;

(ii)      With respect to Holders of the Series B Preferred Stock (or the Common Stock issuable or issued upon conversion thereof), after the Company has effected one (1) registration pursuant to this Section 1.2 at the request of such Holders of Series B Preferred Stock and such registration has been declared or ordered effective;

(iii)      With respect to Holders of the Series C Preferred Stock (or the Common Stock issuable or issued upon conversion thereof), after the Company has effected one (1) registration pursuant to this Section 1.2 at the request of such Holders of Series C Preferred Stock and such registration has been declared or ordered effective;

(iv)      With respect to Holders of the Series D Preferred Stock and Series E Preferred Stock (or the Common Stock issuable or issued upon conversion thereof), after the Company has effected one (1) registration pursuant to this Section 1.2 at the request of such Holders of Series D Preferred Stock and Series E Preferred Stock and such registration has been declared or ordered effective;

(v)       During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(vi)      If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

1.3    Company Registration.  If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by

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Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.3, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4    Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of the Registrable Securities, a written request or requests that the Company file a registration on Form S-3 and the reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $2,000,000, the Company will:

(a)      promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)      as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders, (ii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period, (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 1.4, (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, or (v) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.

(c)      Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

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1.5    Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)      Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days.

(b)      Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty (120) days.

(c)      Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)      Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)      In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)      Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

(g)      Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)      Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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(i)      Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.6    Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or Section 1.4, whichever is applicable.

1.7    Expenses of Registration.  All expenses (other than underwriting discounts and commissions incurred in connection with registrations), filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Initiating Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

1.8    Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities,

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requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9      Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10    Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

  (a)      To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its officers, directors, employees, partners, members and agents, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) and reasonable expenses to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or

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controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b)      To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) and reasonable expenses to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c)      Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to

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deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

  (d)      If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

  (e)      Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

  (f)      The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11    Reports Under Securities Exchange Act of 1934.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

  (a)      make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

  (b)      take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

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  (c)      file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

  (d)      furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12    Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (a) of at least 1,000,000 shares of such securities, (b) of all securities owned by a Holder or (c) that is an entity affiliated by common control with such Holder; provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13    Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Series A Preferred Stock (or the Common Stock issuable or issued upon conversion thereof), the Series B Preferred Stock (or the Common Stock issuable or issued upon conversion thereof), and the Series C Preferred Stock (or the Common Stock issuable or issued upon conversion thereof), voting together as a single class, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the date set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

1.14    Market-Standoff Agreement.

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  (a)      Market-Standoff Period; Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

  (b)      Limitations.  The obligations described in Section 1.14(a) shall apply only if all officers, directors and five percent (5%) stockholders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

  (c)      Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

  (d)      Transferees Bound.  Each Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14.

1.15    Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of a Qualified IPO, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three (3)-month period without registration and without limitation.

2.      Covenants of the Company.

2.1      Delivery of Financial Statements.  The Company shall deliver to each Holder of at least 400,000 shares of Registrable Securities:

  (a)      as soon as practicable, after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

  (b)      as soon as practicable, after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter prepared in accordance with GAAP; and

12

  (c)      upon written request, as soon as practicable after the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

Notwithstanding the foregoing, the Company shall have no obligation to provide any information pursuant to subsection (c) above to any Investor whom the Company believes is developing products in competition with or potentially in competition with the Company but only to the extent that the Board of Directors of the Company determines that provision of the specific information would have a material adverse competitive effect on the Company. The Investors hereby acknowledge that the Company may elect to provide different amounts of information relating to the Company to any such Investors.

2.2      Inspection and Information Rights.

  (a)      The Company shall permit each Holder of at least 400,000 shares of Registrable Securities, at such Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers and directors, all at such reasonable times as may be requested by the Investor, as applicable; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, the disclosure of which would have a material adverse effect on the Company or which would jeopardize the trade secret’s status as such.

  (b)      So long as Glaxo Group Limited, or its affiliates, (collectively, “Glaxo”) shall own at least 5,000,000 shares of the Company’s Preferred Stock, Glaxo shall be entitled to (i) a quarterly informational update meeting with the Company’s Chairman of R&D or other senior management at Glaxo’s R&D facilities and (ii) receive copies of any written Company Board actions and minutes of all Company Board meetings (each of which may be appropriately redacted by the Company in its reasonable discretion with respect to matters which may be competitive with Glaxo or matters related to the Company’s relationship with Glaxo).

2.3      Right of First Offer.  Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Holder of at least 1,000,000 shares of Registrable Securities a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Holder who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Holder in accordance with the following provisions:

  (a)      The Company shall deliver a notice by certified mail (“Notice”) to the Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

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  (b)      Within 15 calendar days after delivery of the Notice, the Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Holder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Holder that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Holder’s failure to do likewise. During the ten (10)-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Holders were entitled to subscribe but which were not subscribed for by the Holders that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

  (c)      The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders in accordance herewith.

  (d)      The right of first offer in this paragraph 2.3 shall not be applicable (i) to the issuance or sale of up to 12,150,000 shares of Common Stock (or options therefor) since the inception of the Company to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a Qualified IPO or to the concurrent private placements of Common Stock to Glaxo and Techne pursuant to the Series D Amendment and Convertible Note Loan Agreement, respectively, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with bona fide acquisitions, mergers, technology licenses or purchases, corporate partnering agreements or similar transactions, the terms of which are approved by the Board of Directors, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, (vi) to the issuance of the Note Conversion Securities or the Warrant Shares, or (vii) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing stockholder of the Company.

2.4      Board of Directors.  As of the date of this Agreement, and notwithstanding anything to the contrary in the Bylaws of the Company, the Board of Directors of the Company shall consist of six (6) members (counting the one vacant seat as of the date of this Agreement), not more than two (2) of which shall be employees of the Company. For so long as OrbiMed Advisors, LLC and its affiliates (collectively “OrbiMed”) hold at least 384,615 shares of Registrable Securities, it shall have the right to designate one (1) member of the Board

14

of Directors and the OrbiMed designee shall also be a member of each committee of the Board of Directors, including, without limitation, the Compensation Committee and the Audit Committee. For so long as HBM BioVentures (Cayman) Ltd. and its affiliates (collectively “HBM”) hold at least 365,385 shares of Registrable Securities, it shall have the right to designate one (1) member of the Board of Directors and the HBM designee shall also be a member of each committee of the Board of Directors, including, without limitation, the Compensation Committee and the Audit Committee. The Board of Directors shall hold a regularly scheduled meeting at least once every ninety (90) days. Each member of the Board of Directors and the members of each committee of the Board of Directors shall receive notice of each meeting at least fifteen (15) days before the meeting and such notice shall be provided to each member in the same manner. The Company will reimburse the OrbiMed and HBM directors, as applicable, for their reasonable out-of-pocket and travel expenses incurred in connection with attending such meetings.

2.5      Observation Rights.

  (a)      The Company agrees that for so long as HealthCap III Sidefund KB or its affiliates (collectively “HealthCap”) owns 269,231 shares of Registrable Securities, HealthCap shall be entitled to designate one individual to act as a non-voting observer of the Board of Directors of the Company (the “HealthCap Observer”). The HealthCap Observer shall not have any right to vote as a director of the Company but shall otherwise be entitled to notice of and to attend all meetings of the Board of Directors of the Company, and to receive any material distributed to the directors in their capacity as directors of the Company. The Company shall not have any obligation to pay any expenses incurred in connection with the HealthCap Observer’s attendance at such meetings.

  (a)      The Company agrees that for so long as Alta Partners or its affiliates (collectively “Alta”) owns 326,923 shares of Registrable Securities, Alta shall be entitled to designate one individual to act as a non-voting observer of the Board of Directors of the Company (the “Alta Observer,” and together with the HealthCap Observer, the “Observers”). The Alta Observer shall not have any right to vote as a director of the Company but shall otherwise be entitled to notice of and to attend all meetings of the Board of Directors of the Company, and to receive any material distributed to the directors in their capacity as directors of the Company. The Company shall not have any obligation to pay any expenses incurred in connection with the Alta Observer’s attendance at such meetings.

  (b)      The Observers shall be subject to the obligations of confidentiality set forth in Section 7.14 of the Series B Preferred Stock Subscription Agreement pursuant to which they acquired their shares of Series B Preferred Stock of the Company. Notwithstanding Section 2.5(a), the Company reserves the right not to provide information and to exclude the Observers from any meeting or portion thereof if delivery of such information or attendance at such meeting would result in a loss of trade secret protection for trade secrets of the Company, or would adversely affect the attorney-client privilege between the Company and its counsel.

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 2.6      Termination of Covenants.  The covenants set forth in Sections 2.1 through Section 2.5 shall terminate as to each Holder and be of no further force or effect immediately prior to the consummation of a Qualified IPO.

  (a)      The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.6(a) above.

3.      Miscellaneous.

3.1      Successors and Assigns.  Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2      Amendments and Waivers.  Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founder’s Stock; provided that if (i) such amendment has the effect of affecting the Founder’s Stock (A) in a manner different than securities issued to the Investors and (B) in a manner adverse to the interests of the holders of the Founder’s Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founder’s Stock, (ii) such amendment has the effect of affecting the Series A Preferred Stock (A) in a manner different than the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock and (B) in a manner adverse to the interests of the holders of the Series A Preferred Stock, then such amendment shall require the consent of the holder or holders of a majority of the Series A Preferred Stock, (iii) such amendment has the effect of affecting the Series B Preferred Stock (A) in a manner different than the Series A Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock and (B) in a manner adverse to the interests of the holders of the Series B Preferred Stock, then such amendment shall require the consent of the holder or holders of a majority of the Series B Preferred Stock, (iv) such amendment has the effect of affecting the Series C Preferred Stock (A) in a manner different than the Series A Preferred Stock, the Series B Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock and (B) in a manner adverse to the interests of the holders of the Series C Preferred Stock, then such amendment shall require the consent of the holder or holders of a majority of the Series C Preferred Stock, (v) such amendment has the effect of affecting the Series D Preferred Stock (A) in a manner different than the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series E Preferred Stock and (B) in a manner adverse to the interests of the holders of the Series D Preferred Stock, then such amendment shall require the consent of the holder or holders of a majority of the Series D Preferred Stock, (vi) such amendment has the effect of affecting the Series E Preferred Stock (A) in a manner different than the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock and (B) in a manner adverse to the interests of the holders of the Series E

16

Preferred Stock, then such amendment shall require the consent of the holder or holders of a majority of the Series E Preferred Stock, (vii) such amendment alters Section 2.4, then such amendment shall require the consent of OrbiMed and HBM, (viii) such amendment alters Section 2.5(a), then such amendment shall require the consent of HealthCap, (ix) such amendment alters Section 2.5(b), then such amendment shall require the consent of Alta, or (x) such amendment alters Section 2.2(b), then such amendment shall require the consent of Glaxo. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

  3.3      Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or fax number as set forth below hereto or as subsequently modified by written notice; provided, however, that registered or certified mail shall not be used to effectuate the delivery of any such notice to addresses outside the United States.

  3.4      Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

  3.5      Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

  3.6      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  3.7      Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

  3.8      Aggregation of Stock.  All shares of the Preferred Stock held or acquired by affiliated entities or persons, successor entities, investment funds managed or advised by an Investor, a manager or advisor of an Investor, or an affiliate of such manager or advisor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

  3.9      Amendment and Termination of Prior Agreement.  The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by the Company and Investors

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constituting at least a majority of the Registrable Securities outstanding (not including the Founder’s Stock). Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement (including, without limitation, the Right of First Offer set forth in Section 2.3 of the Prior Agreement) are hereby waived, released and terminated in their entirety and shall have no further force and effect (including, without limitation, with respect to the Note Conversion Securities, Warrant Shares or shares issuable in private placements completed concurrent with the completion of the Company’s initial public offering pursuant to the Series D Amendment or the Convertible Note Loan Agreement).

  3.10      Consent.  The execution and delivery of this Agreement by Techne shall constitute: (i) a complete waiver of Techne’s rights under Sections 6.3, 6.4, 6.5, 6.13, 7.1, 7.2(a) and 8 of that certain Investment Agreement, dated November 18, 1997, by and between the Company and Techne (as amended, modified, supplemented or amended and restated from time to time), and (ii) consent to the Company’s Amended and Restated Certificate of Incorporation, in the form attached as Exhibit A to the Series E Subscription Agreement of the Company dated August 26, 2008.

[Remainder of page intentionally left blank]

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The parties have executed this Agreement as of the date first above written.

COMPANY:	CHEMOCENTRYX, INC.

	By:	/s/ Susan M. Kanaya

Name:	Susan M. Kanaya
Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary

Address:	850 Maude Avenue
Mountain View, CA 94043

Fax: (650) 632-2910

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	Techne Corporation
(Print or Type Name of Investor)

	By:	/s/ Gregory J. Melsen

Name:	Gregory J. Melsen

Title:	Vice President-Finance, Treasurer and Chief
Financial Officer

Address:	614 McKinley PL NE
Minneapolis, MN 55413-2610

Fax:	(612) 379-6580

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	OrbiMed Private Investments, LP
(Print or Type Name of Investor)

	By:	/s/ Donald R. Bennett

Name:	Donald R. Bennett

Title:	Controller, OrbiMed Advisors, LLC

Address:

Fax:

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	UBS Juniper Crossover Fund, L.L.C.
(Print or Type Name of Investor)

	By:	/s/ Donald R. Bennett

Name:	Donald R. Bennett

Title:	Controller, OrbiMed Advisors, LLC

Address:

Fax:

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	OrbiMed Associates LLC
(Print or Type Name of Investor)

	By:	/s/ Donald R. Bennett

Name:	Donald R. Bennett

Title:	Controller, OrbiMed Advisors, LLC

Address:

Fax:

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	HBM BioVentures (Cayman) Ltd.
(Print or Type Name of Investor)

	By:	/s/ John Arnold

Name:	John Arnold

Title:	Chairman and Managing Director

Address:	Centennial Towers, 3rd Floor
2454 West Bay Road
Grand Cayman, Cayman Islands

Fax:	(345) 946-8003

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	Private Life BioMed AG
Represented by its Liquidator
M.M. Wardurg & Co
Schiffahrts Treuhand Gmbh
(Print or Type Name of Investor)

	By:	/s/ Michael Clasen /s/ Sonja Krone

Name:	Michael Clasen Sonja Krone

Title:	Managing Director Authorized
Representative

Address:	Fuhlentwiete 12
20355 Hamburg
Germany

Fax:	+49.40.3282.5809

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	Pictet Private Equity Investors SA
(Print or Type Name of Investor)

	By:	/s/ Carsten Beyer /s/ Gerald Formaz

Name:	Carsten Beyer Gerald Formaz

Title:	Director Director

Address:	Route des Accacias, 60
1211 Geneva 73
Switzerland

Fax:	+41 (0) 58 323 2039

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	DEUTSCHE BANK NOMINEES
(Jersey) Limited A/c HAML
St. Paul’s Gate, New Street
St. Helier, Jersey JE4 8ZB, Channel Islands
(Print or Type Name of Investor)

	By:	For and on Behalf of

Name:	DEUTSCHE BANK NOMINEES

Title:	(JERSEY) LIMITED
/s/ [illegible]
Authorized Signatories
Address:

Fax:

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	HealthCap 1999 KB
(Print or Type Name of Investor)
By HealthCap 1999 [illegible]

	By:	/s/ [illegible] /s/ [illegible]

Name:	[illegible] [illegible]

Title:	Partner Partner

Address:	[illegible]

Fax:	+46 8 44258 79

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	HealthCap 1999 GbR
(Print or Type Name of Investor)

	By:	/s/ Jürgen Busch

Name:	Jürgen Busch

Title:	Managing Director of
General Partner

Address: [illegible]

Fax:

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	HealthCap III Sidefund KB
(Print or Type Name of Investor)
	By	HealthCap III Sidefund [illegible]

By:	/s/ [illegible] /s/ [illegible]

Name:	[illegible] [illegible]

Title:	Partner Partner

Address:	[illegible]

Fax:	46 8442 5879

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	OFCO CLUB 1999
(Print or Type Name of Investor)
By [illegible]

	By:	/s/ [illegible] /s/ [illegible]

Name:	[illegible] [illegible]

Title:	Partner Partner

Address: [illegible]

Fax: +46 8 44258 79

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	OFCO CLUB III Sidefund
(Print or Type Name of Investor)
By [illegible]

	By:	/s/ [illegible] /s/ [illegible]

Name:	[illegible] [illegible]

Title:	Partner Partner

Address: [illegible]

Fax: +46 8 44258 79

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

INVESTORS:	GIMV NV
(Print or Type Name of Investor)

	By:	/s/ [illegible]
	Name:	[illegible]
	Title:	CEO

Address:	Karel Ooinsstraat 37
2078 Antwerp
Belgium

Fax:	+32 3 290 2105

By:	/s/ Edmond Bastyirs
Name:	Edmond Bastyirs
Title:	GIMV Partner

AdriesBemeer GIMV Life Sciences 2004

By:	/s/ Uoer Dejorchleer
Name:	Uoer Dejorchleer
Title:	President

By:	/s/ Edmond Bastyirs
Name:	Edmond Bastyirs
Title:	GIMV Partner

Address:	Karel Ooinsstraat 37
2078 Antwerp
Belgium

Fax:	+32 3 290 2105

[COUNTERPART SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

Schedule A

Investors

Adam K. Simpson
Adviesbeheer GIMV Life Sciences 2004
Alta BioPharma Partners III GMBH & Co. Beteiligungs KG
Alta BioPharma Partners III, L.P.
Alta Embarcadero BioPharma Partners III, LLC
Banque Privee Edmond De Rothschild Europe
BNP Paribas Private Bank (Switzerland) SA
Deutsche Bank Nominees (Jersey) Limited - A/c HAML
Dr. Juerg F. Geigy
Forest Laboratories Ireland Limited
GIMV NV
Glaxo Group Limited
Hare & Co, as Nominee for Jennison Health Sciences Fund
HBM BioVentures (Cayman) Ltd.
HealthCap 1999 GMBH on behalf of HealthCap1999 Gbr
HealthCap 1999 KB
HealthCap III Sidefund KB
Latham & Watkins
Mirabaud & Cie
Odlander, Fredrikson & Co. AB
OFCO Club III Sidefund
OrbiMed Associates, LLC
OrbiMed Private Investments, LP
Peter Svennilson
Pictet Private Equity Investors SA
Private Life BioMed AG
Regina and George Herzlinger, Joint tenants
Roger Lucas
Techne Corporation
Thomas A. Edwards
Tularik Inc.
UBS Juniper Crossover Fund, L.L.C.
VP Company Investments 2004, LLC